Exhibit 99.1

Catalyst Biosciences Names Andrew Hetherington as Vice President of Manufacturing Operations

— Seasoned manufacturing operations executive from Novartis and Bayer to spearhead Catalyst’s manufacturing capabilities —

South San Francisco, Calif. – Sept. 28, 2015 – Catalyst Biosciences, Inc. (NASDAQ: CBIO), a clinical-stage biopharmaceutical company focused on creating and developing novel medicines to address serious medical conditions, today announced the appointment of Andrew Hetherington as Vice President of Manufacturing Operations. Mr. Hetherington brings to Catalyst Biosciences more than two decades of experience in global commercial and clinical manufacturing, technology transfer and product development.

“We are extremely pleased to have Andrew join our executive team as we expect to advance multiple clinical programs during the course of 2015 and 2016,” said Nassim Usman, Ph.D., President and Chief Executive Officer of Catalyst. “Given Andrew’s significant operational experience, especially with the manufacturing of Bayer’s Factor VIII product, he has an excellent combination of skills necessary to lead our manufacturing operations and support our most advanced hemophilia programs.”

Mr. Hetherington previously served as the Head of Immuno Manufacturing at the Diagnostics division of Novartis, where he worked from April 2010 until August 2015 and was responsible for providing recombinant and finished product for Novartis’ $400 million blood testing business. Prior to Novartis, from 1998 to 2010, Mr. Hetherington held various key Manufacturing positions at Bayer Healthcare’s Biotechnology Division, with the most recent being the Head of New Products and Contract Manufacturing where he was responsible for manufacturing Bayer’s commercial recombinant Factor VIII and clinical stage replacements to supply the company’s global $1 billion annual business. At Bayer, Mr. Hetherington also held the positions of Director of Manufacturing for the Purification and Plasma group as well as Senior Production Manager of Fermentation, Purification and Plasma. Prior to Bayer, Mr. Hetherington was a Production Manager of Solid Dose Manufacturing and Packaging at Glaxo Wellcome’s Pharmaceutical Division.

“This is an exciting time to be joining Catalyst Biosciences as the company prepares to initiate a clinical efficacy trial for its improved Factor VIIa clinical candidate, CB 813d, in hemophilia A and B inhibitor patients,” said Andrew Hetherington, Vice President of Manufacturing Operations at Catalyst Biosciences. “I look forward to working closely with the Catalyst team to achieve its manufacturing and clinical development goals.”

About Catalyst

Catalyst is a clinical-stage biopharmaceutical company focused on creating and developing novel medicines to address serious medical conditions. To date, Catalyst has focused its product development efforts in the fields of hemostasis, including the treatment of hemophilia and surgical bleeding, and inflammation, including prevention of delayed graft function in renal transplants and the treatment of dry age-related macular degeneration, a condition that can cause visual impairment or blindness. Catalyst’s most advanced program is an improved next-generation coagulation Factor VIIa variant, CB 813d, which has successfully completed a Phase 1 clinical trial in severe hemophilia A and B patients. In addition to Catalyst’s lead Factor VIIa program, Catalyst has two other next-generation coagulation factors, a Factor IX variant, CB 2679d/ISU 304, that is in advanced preclinical development, and a Factor Xa variant, that is in the advanced lead stage of development. For more information, please visit www.catalystbiociences.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statement of historical facts, included in this press release regarding our strategy, future operations, and plans are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential advancement of multiple clinical programs in 2015 and 2016, including anticipated clinical trials for CB 813d, and future manufacturing operations. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Catalyst makes, including, but not limited to, the risk that Catalyst must negotiate with Pfizer about obtaining manufacturing technology and know-how related to CB 813d the risk that trials and studies may be delayed and may not have satisfactory outcomes, potential adverse effects arising from the testing or use of Catalyst’s products, including CB 813d, the risk that costs required to develop or manufacture Catalyst’s products, including CB 813d, will be higher than anticipated and other risks described in the “Risk Factors” section of the Registration Statement on Form S-4 filed by Targacept with the SEC. Catalyst does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts:

Investors:	Media:
Fletcher Payne, CFO	Denise Powell
Catalyst Biosciences, Inc.	Red House Consulting, LLC
650.871.0761	510.703.9491
investors@catbio.com	denise@redhousecomms.com

Source: Catalyst Biosciences, Inc.